EXHIBIT 10.11
COMPENSATION RECOVERY POLICY

Citizens, Inc. (the “Company”) has adopted this Compensation Recovery Policy (the “Policy”) on November 9, 2023, effective as of December 1, 2023 (the “Effective Date”). The Policy sets forth the circumstances and procedures under which the Company shall recover Erroneously Awarded Compensation from Covered Persons in accordance with Applicable Rules. Capitalized terms used in this Policy but not otherwise defined herein are defined in Section 10.
1.    Recovery of Compensation
In the event that the Company is required to prepare a Restatement, the Company shall recover, reasonably promptly, the portion of any Incentive-Based Compensation that is Erroneously Awarded Compensation with respect to such Restatement.
2.    Exception to Compensation Recovery Requirement
The Company may elect not to recover Erroneously Awarded Compensation pursuant to this Policy if the Committee determines that recovery would be impracticable, and one or more of the following conditions, together with any further requirements set forth in the Applicable Rules, are met: (i) the direct expense paid to a third party, including outside legal counsel, to assist in enforcing this Policy would exceed the amount to be recovered, and the Company has made a reasonable attempt to recover such Erroneously Awarded Compensation; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to be so qualified under applicable regulations.
3.    Method of Compensation Recovery
The Committee shall determine, in its sole discretion, the method for recovering Erroneously Awarded Compensation hereunder, which may include, without limitation, any one or more of the following:
(a)requiring reimbursement of cash Incentive-Based Compensation previously paid;
(b)seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;
(c)cancelling or rescinding some or all outstanding vested or unvested equity-based awards;
(d)adjusting or withholding from unpaid compensation or other offset;
(e)cancelling or offsetting against planned future grants of equity-based awards; and/or
(f)any other method permitted by applicable law or contract.
Notwithstanding the foregoing, a Covered Person will be deemed to have satisfied such person’s obligation to return Erroneously Awarded Compensation to the Company if such Erroneously Awarded Compensation is returned in the exact same form in which it was received; provided that equity withheld to satisfy tax obligations will be deemed to have been received in cash in an amount equal to the tax withholding payment made.
4.    Limitation on Duplicative Recovery
Except as otherwise determined by the Committee or the Board, the adoption of this Policy does not limit, and is intended to apply in addition to, any other clawback, recoupment, forfeiture or similar policies or provisions of the Company or its affiliates, including any such policies or provisions of such effect contained in any employment agreement, bonus plan, incentive plan, equity-based plan or award agreement thereunder or similar plan, program or agreement of the

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Company or required under applicable law (the “Other Recovery Arrangements”). Unless otherwise prohibited by the Applicable Rules, to the extent this Policy provides for recovery of Erroneously Awarded Compensation already recovered by the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Other Recovery Arrangements, the amount of Erroneously Awarded Compensation already recovered by the Company from the recipient of such Erroneously Awarded Compensation may be credited to the amount of Erroneously Awarded Compensation required to be recovered pursuant to this Policy from such person.
5.    Administration
This Policy shall be administered, interpreted and construed by the Committee, which is authorized to make all determinations necessary, appropriate or advisable for such purpose. The Board of Directors of the Company (the “Board”) may re-vest in itself the authority to administer, interpret and construe this Policy in accordance with applicable law, and in such event references herein to the “Committee” shall be deemed to be references to the Board. Subject to any permitted review by the applicable national securities exchange or association pursuant to the Applicable Rules, all determinations and decisions made by the Committee pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company and its affiliates, stockholders and employees. The Committee may delegate administrative duties with respect to this Policy to one or more directors or employees of the Company, as permitted under applicable law, including any Applicable Rules.
6.    Interpretation
This Policy will be interpreted and applied in a manner that is consistent with the requirements of the Applicable Rules, and to the extent this Policy is inconsistent with such Applicable Rules, it shall be deemed amended to the minimum extent necessary to ensure compliance therewith.
7.    No Indemnification; No Liability
The Company shall not indemnify or insure any person against the loss of any Erroneously Awarded Compensation pursuant to this Policy, nor shall the Company directly or indirectly pay or reimburse any person for any premiums for third-party insurance policies that such person may elect to purchase to fund such person’s potential obligations under this Policy. None of the Company, an affiliate of the Company or any member of the Committee or the Board shall have any liability to any person as a result of actions taken under this Policy.
8.    Severability
The provisions in this Policy are intended to be applied to the fullest extent of the law; provided, however, to the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.
9.    Amendment and Termination
The Board or the Committee may amend, modify or terminate this Policy in whole or in part at any time and from time to time in its sole discretion. This Policy will terminate automatically when the Company does not have a class of securities listed on a national securities exchange or association.
10.    Definitions
 “Applicable Recovery Period” means, for a Restatement, the three completed fiscal years immediately preceding the Restatement Date.

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“Applicable Rules” means Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated thereunder, the listing rules of the New York Stock Exchange (the “NYSE”), and any applicable rules, standards or other guidance issued by or adopted by the NYSE or the United States Securities and Exchange Commission (the “SEC”).
“Committee” means the Compensation Committee of the Board.
“Covered Person” means any Officer. A person’s status as a Covered Person with respect to Erroneously Awarded Compensation shall be determined as of the time of receipt of such Erroneously Awarded Compensation regardless of the person’s current role or status with the Company (e.g., if a person began service as an Officer after the beginning of an Applicable Recovery Period, that person would not be considered a Covered Person with respect to Erroneously Awarded Compensation received before the person began service as an Executive Officer, but would be considered a Covered Person with respect to Erroneously Awarded Compensation received after the person began service as an Executive Officer where such person served as an Executive Officer at any time during the performance period for such Erroneously Awarded Compensation).
“Erroneously Awarded Compensation” means the amount of Incentive-Based Compensation received by a Covered Person that exceeds the amount of Incentive-Based Compensation that would have been received by such Covered Person based on a restated Financial Reporting Measure, as determined on a pre-tax basis in accordance with the Applicable Rules.
“Financial Reporting Measure” means any measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures, including GAAP and non-GAAP financial measures, as well as stock or share price and total equityholder return.
“GAAP” means United States generally accepted accounting principles.
“Impracticable” means (a) the direct costs paid to third parties to assist in enforcing recovery would exceed the Erroneously Awarded Compensation; provided that the Company (i) has made reasonable attempts to recover the Erroneously Awarded Compensation, (ii) documented such attempt(s), and (iii) provided such documentation to the relevant listing exchange or association, (b) to the extent permitted by the Applicable Rules, the recovery would violate the Company’s home country laws pursuant to an opinion of home country counsel; provided that the Company has (i) obtained an opinion of home country counsel, acceptable to the relevant listing exchange or association, that recovery would result in such violation, and (ii) provided such opinion to the relevant listing exchange or association, or (c) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder.
“Incentive-Based Compensation” means, with respect to a Restatement, any compensation that is granted, earned, or vested based wholly or in part upon the attainment of one or more Financial Reporting Measures and received by a person: (a) after beginning service as an Officer; (b) who served as an Officer at any time during the performance period for that compensation; (c) while the issuer has a class of its securities listed on a national securities exchange or association; and (d) during the applicable Three-Year Period.
“Officer” means each person who serves as an executive officer of the Company, as defined in Rule 10D-1(d) under the Exchange Act.
“Restatement” means an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including

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restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
“Restatement Date” means, with respect to a Restatement, the earlier to occur of: (i) the date the Board, a committee of the Board or the officer or officers of the Company authorized to take such action if Board action is not required concludes, or reasonably should have concluded, that the Company is required to prepare the Restatement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare the Restatement.
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